                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74907) of Autoweb.com, Inc. of our report dated November 5, 1999, relating to the financial statements of the Automotive Information Center of the Gale Group, Inc, which appears in the Current Report on Form 8-K/A of Autoweb.com, Inc. dated December 21, 1999.


/s/ PricewaterhouseCoopers LLP
San Jose, California
December 21, 1999